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                                                                   EXHIBIT 24.2

                     [LETTERHEAD OF ROBSON & MILLER, LLP]


                                                     August 22, 1996

United Petroleum Corporation
4867 North Broadway
Knoxville, Tennessee 37928

                           Re:  United Petroleum Corporation

Gentlemen:

         We have acted as counsel to United Petroleum Corporation, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission for the purpose of registering an aggregate of 1,500,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company under the Securities Act of 1933, as amended (the "Act"), to be issued upon proper exercise of various stock options or as bonus shares in accordance with the 1994 Stock Option and Stock Bonus Plan (the "Plan"), as amended by the 1995 Amendment and as further amended by the 1996 Amendment Number Two to the Plan (collectively the "Amended Plan").

         As counsel for the Company, we have examined and are familiar with the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto. We are also familiar with the form of the Company's stock certificate, the various stock option agreements and the Amended Plan pursuant to which shares of Common Stock are to be issued, as well as all corporate proceedings taken by the Company in connection with the authorization of the issuance of the Shares. Throughout such examination we have assumed the genuineness of signatures and accuracy and conformity to original documents of all copies of documents supplied to us. As to questions of fact material to the opinion expressed herein, we have, when relevant facts were not independently determinable, relied upon information furnished to us by officers and directors of the Company or their duly authorized agents or employees.

         Based upon the foregoing, it is our opinion that the Shares to be issued in accordance with the Amended Plan, when certificates therefor have been duly executed and delivered and the


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consideration therefor duly paid, either as services performed for bonus shares, or upon proper exercise of the several stock option agreements, will be validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,

                                                     /s/ Robson & Miller, LLP

                                                     Robson & Miller, LLP
jac/me